Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (File No. 333-187824) of our report dated June 30, 2014 relating to the balance sheets of Stevia First Corp. as of March 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Weinberg & Company, P.A.

Los Angeles, California

July 30, 2014